Exhibit 21.1

Subsidiaries of WABCO Holdings, Inc.

Name	Jurisdiction of Incorporation
WABCO Holdings B.V.	Netherlands
WABCO Europe Holdings LLC	Delaware
WABCO Europe BVBA	Belgium
WABCO LP	Bermuda
WABCO International LLC	Delaware
WABCO Financial Services BVBA	Belgium
WABCO Finance Ltd.	Bermuda
Clayton Dewandre Holdings Ltd.	United Kingdom
Perrot North America Inc.	Illinois
Shangdong Weiming Automotive Products Ltd.	China, Peoples Republic of
WABCO Air Compressor Holdings Inc.	Delaware
WABCO Asia Private Ltd.	Singapore
WABCO Australia Pty Ltd.	Australia
WABCO Austria GesmbH	Austria
WABCO Automotive AB	Sweden
WABCO Automotive B.V.	Netherlands
WABCO Automotive Control Systems Inc.	Delaware
WABCO Automotive Holdings Inc.	Delaware
WABCO Automotive Italia S.r.L.	Italy
WABCO Automotive Pension Trustees Ltd.	United Kingdom
WABCO Automotive Products Ltd.	Cayman Islands
WABCO Automotive Products Inc.	Canada
WABCO Automotive UK Limited	United Kingdom
WABCO Belgium BVBA	Belgium
WABCO do Brasil Industria e Comercio de Freios Ltda	Brazil
WABCO brzdy k vozidlum spol.s.r.o.	Czech Republic
WABCO B.V.	Netherlands
WABCO (China) Co Ltd.	China, Peoples Republic of
WABCO Compressor Manufacturing Co, a partnership.	Delaware
WABCO Development GmbH, Hannover	Germany
WABCO Espana S.L.U	Spain
WABCO Europe Holdings B.V.	Netherlands
WABCO Expats Inc.	Delaware
WABCO Fahrzeugsysteme GmbH, Hannover	Germany
WABCO France Logistics S.A.S.	France
WABCO France SAS	France
WABCO GmbH (Bonn)	Germany
WABCO GmbH (Hannover)	Germany
WABCO Group Inc.	Delaware
WABCO Group International Inc.	Delaware
WABCO Inc.	Pennsylvania
WABCO IP Holdings LLC	Delaware
WABCO Hong Kong Ltd.	Hong Kong
WABCO Japan Inc.	Japan
WABCO Korea Inc.	Delaware
WABCO Korea Ltd.	Korea
WABCO Logistics (Qingdao) Co., Ltd.	China, Peoples Republic of
WABCO Logistik GmbH	Germany
WABCO North America LLC	Delaware
WABCO Polska Spólka z ograniczona odpowiedzialnoscia	Poland
WABCO Radbremsen GmbH	Germany
WABCO Sandown B.V.	Netherlands
WABCO (Schweiz) GmbH /WABCO (Suisse) Sarl	Switzerland

Name	Jurisdiction of Incorporation
WABCO Services SAS	France
WABCO (Shanghai) Management Co., Ltd	China, Peoples Republic of
WABCO Standard GmbH	Germany
WABCO Systeme GmbH	Germany
Westinghouse Air Brake International Corporation	Pennsylvania
WABCO Arac Kontrol Sistemleri Destek ve Pazarlama Limited Sirketi	Turkey
WABCO Testbahn GmbH	Germany
WABCO Middle-East and Africa FZCO	Dubai